UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 9, 2007 (March 8, 2007)
REPLIDYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52082 (Commission File Number)	84-1568247 (I.R.S. Employer Identification No.)

1450 Infinite Drive, Louisville, Colorado (Address of principal executive offices)		80026 (Zip Code)
303-996-5500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On March 8, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Replidyne, Inc. (the “Company”) approved the following matters:
1. Fiscal 2006 Bonuses for Named Executive Officers. The Compensation Committee voted to award discretionary bonuses to the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in respect of the officers’ and the Company’s performance for the fiscal year ended December 31, 2006. The bonus awards were as follows:

Name and Title	Bonus

Kenneth J. Collins, President and Chief Executive Officer	$108,500

Mark L. Smith, Chief Financial Officer	$60,144

Roger M. Echols, M.D., Chief Medical Officer	$69,966

Nebojsa Janjic, Ph.D., Chief Scientific Officer and Secretary	$57,420

Peter W. Letendre, Pharm.D., Chief Commercial Officer	$84,488

Donald J. Morrissey, Jr., Senior Vice President, Corporate Development	$49,680
2. Variable Incentive Bonus Plan for Calendar Year 2007. The Compensation Committee approved the Replidyne, Inc. Variable Incentive Bonus Plan for Calendar Year 2007 (the “Plan”). The purpose of the Plan is to promote the interests of the Company and its stockholders by rewarding Company executives based upon the level of achievement of financial, business and other performance objectives established in accordance with the Plan.
The Plan will be administered by the Company’s Compensation Committee and the Chief Executive Officer. The Compensation Committee will generally set a one-year performance period under the Plan to run from January 1 through December 31 (the “Plan Year”). Any Company executive serving on the Company’s Executive Committee and reporting to the President and Chief Executive Officer is eligible to participate in the Plan (a “Participant”). A Participant (i) must be of regular status and scheduled to work a minimum of 32 hours per week, (ii) have entered into Plan eligibility prior to October 1st of the applicable Plan Year, (iii) be on the Company’s payroll on the last day of the applicable Plan Year, (iv) must receive a certain satisfactory rating on the employee’s performance review for the Plan Year and (v) must not be subject to a formal performance improvement plan at the time bonus determinations are made. Participants with at least three but less than twelve months active service during a Plan Year may be eligible for prorated bonuses.
Bonus awards for each Plan Year will be weighted between certain corporate objectives and individual objectives based on a Participant’s position with the Company. The corporate objectives will be developed by the Chief Executive Officer of the Company at the beginning of each Plan Year and approved by the Compensation Committee. After approval of such corporate objectives, the Company, in consultation with each Participant, will develop individual objectives for the Plan Year. The Company will establish target bonus awards by applying a “target award multiplier” to a Participant’s base salary. The target award multipliers vary based on the Participants’ position with the Company.
The Compensation Committee determines the actual bonus amounts for each Participant who is an Executive Officer by determining (i) the corporate performance multiplier, which is based on the Company’s performance against corporate objectives for the Plan Year, and (ii) the individual performance multiplier, which is based on the Compensation Committee’s assessment of the Executive Officer’s performance against his or her individual objectives for the Plan Year. The Chief Executive Officer of the Company determines the actual bonus amount for each Non-Executive Officer Participant based on the same variables. The same corporate performance multiplier will be used for each Participant, whether an Executive Officer or Non-Executive Officer, under the Plan.
Payments of bonuses will occur within seventy-five days after the end of the Plan Year and will be paid in cash or a cash equivalent. Any Participant whose employment is terminated, either voluntarily or involuntarily, prior to the last day of the Plan Year will not be eligible to receive a bonus with respect to such Plan Year.
The foregoing description of the Plan is qualified in its entirety by reference to the copy of the Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1	Replidyne Inc. Variable Incentive Bonus Plan for Calendar Year 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIDYNE, INC.
Dated: March 9, 2007	By:	/s/ Mark L. Smith
Mark L. Smith
Chief Financial Officer Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Replidyne Inc. Variable Incentive Bonus Plan for Calendar Year 2007